Exhibit 4

CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

No.	SENECA-CAYUGA BANCORP, INC.	Shares

Seneca Falls, New York

CUSIP:

FULLY PAID AND NON-ASSESSABLE

PAR VALUE $0.01 PER SHARE

THE SHARES REPRESENTED BY THIS

CERTIFICATE ARE SUBJECT TO

RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK OF

SENECA-CAYUGA BANCORP, INC.

a federally chartered subsidiary holding company

The shares evidenced by this certificate are transferable only on the books of Seneca-Cayuga Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

The interest in Seneca-Cayuga Bancorp, Inc. evidenced by this certificate may not be retired or withdrawn except as provided in the Rules and Regulations promulgated by the Office of Thrift Supervision and the charter and bylaws of Seneca-Cayuga Bancorp, Inc. The common stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, Seneca-Cayuga Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be hereunto affixed.

By		[SEAL]	By
	ROBERT F. EBERLE, JR. CORPORATE SECRETARY			ROBERT E. KERNAN, JR. PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of Seneca-Cayuga Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT		Custodian
			(Cust)		(Minor)

TEN ENT	- as tenants by the entireties

Under Uniform Gifts to Minors Act

JT TEN	- as joint tenants with right of survivorship and not as tenants in common

(State)

Additional abbreviations may also be used though not in the above list

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                               Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.